Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made as of July 15, 2026 by and between Distribution Solutions Group, Inc., a Delaware corporation (the “Company”), and Luther King Capital Management Corporation, a Delaware corporation (the “Voting Party”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Eclipse Parent Acquisitions, LLC, a Delaware limited liability company (“Parent”), Eclipse Intermediate Acquisitions, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Intermediate”), and Eclipse Acquisitions Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Intermediate (“Merger Sub”), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Intermediate;

WHEREAS, as of the date hereof, the Voting Party is the Beneficial Owner of Voting Shares (as defined below), including through certain Controlled Affiliates of the Voting Party; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Voting Party execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. As used herein, “Shares” means shares of Company Common Stock. “Voting Shares” means all Shares Beneficially Owned by the Voting Party and any and all Shares acquired or Beneficially Owned by the Voting Party subsequent to the date hereof, including any shares of Company Common Stock received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, benefit award, warrant or other security or instrument exercisable, convertible or exchangeable into Company Common Stock. “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” have the meaning set forth in Rule 13d-3 under the Exchange Act; provided that, for purposes of this Agreement, such terms shall exclude Shares underlying unexercised options, unvested restricted stock units, warrants or other rights to acquire Shares. “Controlled Affiliate” means any Person controlled by the Voting Party and “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Permitted Liens” means (a) Liens created by this Agreement, (b) Liens imposed by applicable securities Laws and (c) pledges or other Liens that do not impair or restrict the Voting Party’s ability to vote or cause to be voted any Voting Shares in accordance with this Agreement. “Transfer” means, directly or indirectly, to sell, offer, exchange, assign, pledge, encumber, hypothecate, dispose of or otherwise transfer, whether by operation of Law, for value or otherwise, or enter any Contract with respect thereto. Capitalized terms used and not defined herein shall have the respective meanings given to them in the Merger Agreement.

Section 2. Representations and Warranties of the Voting Party. The Voting Party hereby represents and warrants to the Company as follows:

(a) Authority. The Voting Party is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Voting Party has all requisite power and authority to enter into this Agreement, to perform fully the Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Voting Party and, assuming due authorization, execution and delivery hereof by the other party hereto, constitutes a valid and binding obligation of the Voting Party enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Voting Party in connection with the execution and delivery of this Agreement or the consummation by the Voting Party of the transactions contemplated hereby, except for (i) compliance with the applicable requirements of the Exchange Act and the Securities Act and (ii) compliance with any applicable state securities, takeover and “blue sky” Laws, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Merger or the performance by the Voting Party of its obligations under this Agreement.

(c) No Conflicts. The execution, delivery and performance by the Voting Party of this Agreement do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of the Voting Party, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Voting Party is entitled, under any Contract binding upon the Voting Party or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien, other than a Permitted Lien, on any properties or assets of the Voting Party, except, other than in the case of clauses (i), any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Merger or the performance by the Voting Party of its obligations under this Agreement.

(d) Ownership of Shares. The Voting Party (i) Beneficially Owns 36,357,588 Voting Shares, free and clear of all Liens other than Permitted Liens, (ii) has the sole power to vote or cause to be voted such Voting Shares, (iii) has not entered into, and has not permitted any Controlled Affiliate to enter into, any voting trust, voting agreement, proxy or other agreement, arrangement or understanding with respect to the voting of such Voting Shares that is inconsistent with this Agreement and (iv) does not otherwise Beneficially Own any Shares or any options, warrants or other rights to acquire Shares, other than as set forth in clause (i) of this Section 2(d).

(e) No Litigation. There is no Action pending against, or, to the knowledge of the Voting Party, threatened against, the Voting Party or any of its Affiliates that would reasonably be expected to materially impair or materially adversely affect the Voting Party’s ability to perform its obligations hereunder.

Section 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Voting Party as follows:

(a) Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority and has taken all corporate action necessary, including approval by the Board acting on the recommendation of the Special Committee, to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other party hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b) No Consents. The execution, delivery and performance by the Company of this Agreement do not and will not conflict with or result in any violation or breach of the Company Charter Documents, any applicable Law or any Contract binding upon the Company or any of its Subsidiaries, except as would not reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Company of its obligations under this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Company in connection with this Agreement, except for compliance with applicable requirements of the Exchange Act and the Securities Act, the rules and regulations of Nasdaq and any applicable state securities, takeover and “blue sky” Laws, except as would not reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Company of its obligations under this Agreement.

Section 4. Agreement to Vote Shares. The Voting Party agrees during the term of this Agreement to vote or cause to be voted, including by each Controlled Affiliate, all Voting Shares at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment, recess or postponement thereof, and, in connection with any action proposed to be taken by written consent of the Company’s stockholders, execute written consents: (a) in favor of (i) the adoption of the Merger Agreement, (ii) the approval of the Merger and the other transactions contemplated by the Merger Agreement, (iii) any proposal to adjourn, recess or postpone the Company Stockholders’ Meeting permitted or required by Section 6.09 of the Merger Agreement and (iv) the approval of any non-binding advisory vote on “golden parachute” executive compensation; and (b) against (i) any Takeover Proposal or Acquisition Agreement, (ii) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, postpone, discourage, adversely affect or prevent the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement, the fulfillment of any condition to the Merger set forth in Article VII of the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement, or (iii) any action that would change in any manner the voting rights of any class of Shares (the matters referred to in the foregoing clauses (a) and (b), the “Supported Matters”). Notwithstanding the foregoing, (1) if the Board, acting upon the recommendation of the Special Committee, or the Special Committee has made an Adverse Recommendation Change in compliance with Section 6.02 of the Merger Agreement that has not been withdrawn or rescinded as of the date of such meeting of the stockholders of the Company, then the Voting Party shall not be required to vote or cause to be voted the Voting Shares in favor of the matters described in clause (a)(i) and (2) the Voting Party shall retain at all times the right to vote and the right to cause the vote of any Voting Shares in the Voting Party’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in the immediately preceding sentence that are at any time or from time to time presented for consideration to the holders of Shares. The Voting Party agrees to, and agrees to cause its Controlled Affiliates to, be present, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment, recess or postponement thereof, to vote on the Supported Matters (in the manner described in this Section 4) so that all of the Voting Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Voting Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Voting Party and its Controlled Affiliates. Furthermore, nothing contained in this Agreement shall require the Voting Party or its Controlled Affiliates to convert, exercise or exchange any option or convertible securities in order to obtain any underlying shares of Company Common Stock.

Section 5. Proxy Card. The Voting Party shall, and shall cause each Controlled Affiliate to, promptly (but in any event no later than ten (10) Business Days prior to the Company Stockholders’ Meeting) execute and deliver to the Company or the Company’s proxy solicitor (or cause the holders of record of such Person’s Shares to execute and deliver to the Company or the Company’s proxy solicitor) any proxy card or voting instructions such Person receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 4 which shall be voted in the manner described in Section 4, and such shall not be amended, withdrawn or rescinded.

Section 6. No Voting Trust or Other Arrangement. The Voting Party agrees that during the term of this Agreement the Voting Party will not, and will not permit any Controlled Affiliate to, deposit any Voting Shares in a voting trust, grant any proxy or power of attorney with respect to any Voting Shares or subject any Voting Shares to any agreement, arrangement or understanding with respect to the voting of such Voting Shares, in each case, that is inconsistent with the Voting Party’s obligations under this Agreement.

Section 7. Transfer and Encumbrance. The Voting Party agrees that during the term of this Agreement the Voting Party will not, and will not permit any Controlled Affiliate to, directly or indirectly, Transfer any Voting Shares or enter into any Contract, option or other agreement, arrangement or understanding with respect to a Transfer of any Voting Shares or any voting or economic interest therein, except for a Permitted Transfer. Any attempted Transfer of Voting

Shares or any interest therein in violation of this Section 7 shall be null and void. “Permitted Transfer” means a Transfer by the Voting Party or any Controlled Affiliate to another Controlled Affiliate; provided, that, prior to and as a condition to the effectiveness of such Transfer contemplated by the foregoing clause, each Person to whom any of such Voting Shares or any interest in any of such Voting Shares is or may be transferred shall have executed and delivered to the Voting Party and the Company a counterpart of this Agreement in a form reasonably acceptable to the Voting Party and the Company pursuant to which such Controlled Affiliate shall be bound by all of the terms and provisions hereof in which case such Controlled Affiliate shall be deemed a Voting Party hereunder. No Permitted Transfer shall relieve the Voting Party of its obligations under this Agreement. Neither the Voting Party nor any of its Controlled Affiliates has entered into any agreement to Transfer any Voting Shares and no Person has a right to acquire any of the Voting Shares held by such Person.

Section 8. Regulatory Matters.

(a) The Voting Party shall, and shall use reasonable best efforts to cause its Controlled Affiliates to use their respective reasonable best efforts to, consistent with the time frames set forth in Section 6.03 of the Merger Agreement, provide information contemplated by Section 6.03(c) of the Merger Agreement to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws (collectively, the “Regulatory Filings”) that are required as a result of, or pursuant to, the Merger Agreement and the related transactions, including information required or requested to be provided to any antitrust or other regulatory authorities in connection with any approvals reasonably sought in connection with the transactions contemplated by the Merger Agreement.

(b) The Voting Party shall, and shall cause its Controlled Affiliates to, provide to the Company all information concerning such party and its Controlled Affiliates as may be reasonably requested by the Company and customary in connection with the Proxy Statement and the Schedule 13E-3 and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the Schedule 13E-3 and the resolution of any comments thereto received from the SEC in the manner contemplated by the Merger Agreement.

Section 9. Voting Party Capacity. This Agreement is being entered into by the Voting Party solely in its capacity as a Beneficial Owner of, or Person with the power to direct the voting of, the Voting Shares, and nothing in this Agreement shall restrict or limit the ability of any Affiliate of the Voting Party who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders.

Section 10. Waiver of Appraisal Rights. The Voting Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, and agrees not to assert and to cause each Controlled Affiliate not to assert any appraisal rights under Section 262 of the DGCL with respect to all Voting Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. The Voting Party acknowledges and agrees that, to the extent any Voting Shares are subject to cancellation under Section 3.01(b) of the Merger Agreement immediately prior to the Effective Time, such Voting Shares shall be canceled at the Effective Time without delivery of any consideration therefor. The Voting Party agrees not to, and to cause its Affiliates not to participate in, and agrees to take or cause to be taken all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Action by any Disinterested Stockholder, against Parent, Intermediate, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Action (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of the Board or the Special Committee in connection with the Merger Agreement and the transactions contemplated thereby.

Section 11. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 11 shall relieve any party of liability for any Willful Breach of this Agreement occurring prior to such termination. For purposes hereof, “Willful Breach” means a material breach of this Agreement that is the result of a willful or deliberate act or failure to act by a party hereto that actually knows that taking such act or failure to act would result in such a material breach.

Section 12. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction, restraining order, specific performance or other equitable relief without proof of actual damages or the posting of any bond or other security. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

Section 13. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 14. Notices. All notices, requests and other communications to any party hereto shall be in writing and shall be deemed given if delivered personally, by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or if sent by overnight courier (providing proof of delivery) to the parties hereto at the following addresses:

(a) If to the Voting Party:

c/o Luther King Capital Management Corporation

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Jacob D. Smith

Email: jsmith@lkcm.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Andrew J. Noreuil; Ryan H. Ferris

Email: anoreuil@mayerbrown.com; rferris@mayerbrown.com

(b) If to the Company or the Special Committee:

8770 West Bryn Mawr Avenue, Suite 500

Chicago, Illinois 60631

Attention: Ron Knutson, Chief Financial Officer

Email: Ron.knutson@lawsonproducts.com

with copies (which shall not constitute notice) to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, Illinois 60606

Attention: Heidi J. Steele; Eric Orsic

Email: hsteele@mcdermottlaw.com; eorsic@mcdermottlaw.com

or such other address or email address as such party may hereafter specify by like notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 15. Miscellaneous.

(a) Governing Law. This Agreement and all disputes, controversies or other Actions arising out of or relating to this Agreement or the transactions contemplated by this Agreement, including matters of validity, construction, effect, performance and remedies, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under any applicable conflict of laws principles. All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court of competent jurisdiction within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree not to attempt to deny or defeat such jurisdiction by motion or otherwise request leave from any such court and (iv) agree not to bring any Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court.

(b) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15(b).

(c) Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

(d) Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature (including DocuSign), PDF or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(e) Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(f) Assignment; Successors and Assigns; Third Party Beneficiaries. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other party hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. Except as provided in the next sentence, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary to effect the transactions contemplated by this Agreement.

(h) Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Shares” and “Voting Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(i) Special Committee. No decision, confirmation or determination by the Company shall be made, no approval, consent or waiver by the Company shall be granted, and no other action by the Company shall be taken, in each case, with respect to matters contemplated by this Agreement, without first obtaining the prior approval of the Special Committee. Any purported action taken in violation of this Section 15(i) shall be null and void ab initio. Notwithstanding any other provision of this Agreement, from and after the Effective Time, (i) the foregoing provisions of this Section 15(i) shall no longer be in effect and (ii) no consent, approval or other action of any kind by the Special Committee shall be required with respect to any decision, confirmation, determination, approval, consent, waiver or other action or non-action of any kind by any Person or group of Persons.

[The remainder of this page is intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LUTHER KING CAPITAL MANAGEMENT CORPORATION

By:	/s/ Jacob D. Smith
Name: Jacob D. Smith
Title: Principal and General Counsel

[Signature Page to Voting and Support Agreement]

DISTRIBUTION SOLUTIONS GROUP, INC.

By:	/s/ Ronald Knutson
Name: Ronald Knutson
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Voting and Support Agreement]